Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-60201, 33-7079, 33-11340, 33-30983 and 33-50185 on Form S-8 of our reports dated February 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Service Merchandise Company, Inc. for the fiscal year ended December 28, 1997.


 /s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Nashville, Tennessee
March 27, 1998